EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      BRILLIANT DIGITAL ENTERTAINMENT, INC.


         BRILLIANT DIGITAL ENTERTAINMENT, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         A. The name of the corporation is Brilliant Digital Entertainment, Inc. The original Certificate of Incorporation of B.I.I. Holdings, Inc. was filed with the Secretary of State of the State of Delaware on July 31, 1996. A Certificate of Amendment of Certificate of Incorporation changing the name of the Corporation to Brilliant Interactive, Inc. was filed with the Secretary of State of the State of Delaware on August 6, 1996. An Amended and Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware on September 13, 1996.

         B. This Amended and Restated Certificate of Incorporation, which restates and integrates and does further amend the provisions of the Certificate of Incorporation of the Corporation, has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by unanimous written consent of the stockholders given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         C. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                       I.

         The name of the Corporation is Brilliant Digital Entertainment, Inc.

                                       II.

         The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, Delaware l9901. The name of its registered agent at such address is National Corporate Research, Ltd.

                                      III.

         The purpose of this Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Law").


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                                       IV.

         This Corporation is authorized to issue two classes of shares, designated, respectively, "Preferred Stock" and "Common Stock." Each class of stock shall have a par value of $.001 per share. The number of shares of Preferred Stock authorized to be issued is 1,000,000 and the number of shares of Common Stock authorized to be issued is 30,000,000.

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         Effective September 13, 1996, each issued and outstanding share of Common Stock, par value $0.001 per share, is reconstituted and converted into
4.42 shares of Common Stock, par value $0.001 per share.

                                       V.

         Except and to the extent designated with respect to the Preferred Stock, all rights to vote and all voting power shall be vested in the Common Stock and the holders thereof shall be entitled at all elections of directors to one (1) vote per share. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President of the Corporation.

                                       VI.

         The directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. The term of the initial Class I directors shall terminate on the date of the 1997 annual meeting of stockholders; the term of the Class II directors shall terminate on the date of the 1998 annual meeting of stockholders and the term of the Class III directors shall terminate on the date of the 1999 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as reasonably possible, and any additional directors of any class elected to fill a vacancy resulting form an increase in such class shall hold for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent directors. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and


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


shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, however resulting, shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and not by the stockholders. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the terms of the class to which such director shall have been elected.

         Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, for cause only, by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of the directors, considered for purposes of this Article VI. as one class.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to the second paragraph of Article IV applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI. unless expressly provided by such terms.

                                      VII.

         Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

         Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the Bylaws of the Corporation, and may not be taken by written consent of the stockholders pursuant to the Delaware Law; provided, however, if the Corporation has only one stockholder, then any action required or permitted to be taken at any annual or special meeting of stockholders may be taken by the written consent of such stockholder.

                                      VIII.

         The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

                                       IX.

         The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that she or he, her or his testator or intestate, is or was a director, officer, employee or agent of the


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


Corporation or by reason of the fact that any person is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or enterprise. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this paragraph of Article IX shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this paragraph of
Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         In furtherance and not in limitation of the powers conferred by statute:

         (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify against such liability under the provisions of law; and

         (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contract providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                                       X.

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation shall have the sole authority to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation.

                                       XI.

         The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law


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


which might otherwise permit a lesser vote, but in addition to any vote of the holders of any class or series thereof of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3 percent of the combined voting power of the outstanding shares of stock of all classes and series thereof of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with (i) the second sentence of Article V, (ii) Article VI, (iii) the second paragraph of Article VII, (iv) Article X or (v) this Article XI.

                                      XII.

         Mark Dyne and Kevin Bermeister, acting in their capacity as officers and directors of the Corporation shall not be required to present to the Corporation corporate opportunities which such director wishes to present to another company with which such director is affiliated; provided, however, that so long as Mark Dyne and Kevin Bermeister are directors and/or officers of the Corporation each shall be required to present to the Corporation corporate opportunities for the development of any type of digital entertainment (a "Development Venture") with the exception of:

         (i) Opportunities for the investment in a Development Venture where (A) the investment made by Mr. Dyne and Mr. Bermeister, individually or as a group, is (x) in the form of a bona fide loan to the Development Venture, (y) a minority equity investment in the Development Venture, or (z) acquisition of a participatory interest in less than 50% of the revenues of the Development Venture, and (B) does not provide to Mr. Dyne or Mr. Bermeister, individually or as a group, the power to elect a majority of the board of directors or similar governing body of the Development Venture; and

         (ii) Opportunities where Messrs Dyne and/or Bermeister accept rights to publish, republish and/or distribute or sell the digital entertainment product(s) to be developed by the Development Venture limited solely to the territories of Australia, New Zealand (and surrounding territories), and/or Southern Africa.

         IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this 3rd day of October, 1996.


                                           BRILLIANT DIGITAL ENTERTAINMENT, INC.

                                           By:  /S/ DIANA MARANON
                                                ------------------------
                                                Diana Maranon
                                                Its: Secretary


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


                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.


         The undersigned, Kevin Bermeister, the President and Chief Executive Officer, of Brilliant Digital Entertainment, Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law (the "GCL") of the State of Delaware, does hereby certify pursuant to Section 103 of the GCL as to the following:

         1.       The   name   of   the   Corporation   is   Brilliant   Digital
Entertainment, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 31, 1996.

         2. The Board of Directors of the Corporation, pursuant to Section 242 of the GCL, adopted the following resolution:

         RESOLVED, that the first paragraph of ARTICLE IV, of the Certificate of Incorporation is amended to read in its entirety as follows:

                  "This Corporation is authorized to issue two classes of shares, designated, respectively, "Preferred Stock" and "Common Stock." Each class of stock shall have a par value of $0.001 per share. The number of shares of Preferred Stock authorized to be issued is 1,000,000 and the number of shares of Common Stock authorized to be issued is 150,000,000."

         3. The majority of the Stockholders of the Corporation, pursuant to Section 228 of the GCL, ratified the Amendment as set forth above.

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
         Certificate of Amendment of Amended and Restated Certificate of Incorporation as of the 20th day of February, 2002.


                                                /S/ KEVIN BERMEISTER
                                                -------------------------------
                                                Kevin Bermeister, President
                                                and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.


         The undersigned, Kevin Bermeister, the President and Chief Executive Officer, of Brilliant Digital Entertainment, Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law (the "GCL") of the State of Delaware, does hereby certify pursuant to Section 103 of the GCL as to the following:

         1.       The   name   of   the   Corporation   is   Brilliant   Digital
Entertainment, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 31, 1996.

         2. The Board of Directors of the Corporation, pursuant to Section 242 of the GCL, adopted the following resolution:

         RESOLVED, that the first paragraph of ARTICLE IV, of the Certificate of Incorporation is amended to read in its entirety as follows:

                  "This Corporation is authorized to issue two classes of shares, designated, respectively, "Preferred Stock" and "Common Stock." Each class of stock shall have a par value of $0.001 per share. The number of shares of Preferred Stock authorized to be issued is 1,000,000 and the number of shares of Common Stock authorized to be issued is 250,000,000."

         3. Pursuant to resolution of the Board of Directors of the Corporation, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the GCL at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation as of the 20th day of June, 2002.


                                                /S/ KEVIN BERMEISTER
                                                -------------------------------
                                                Kevin Bermeister, President and
                                                Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      BRILLIANT DIGITAL ENTERTAINMENT, INC.


         The undersigned, Tyler Tarr, Chief Financial Officer and Secretary, of Brilliant Digital Entertainment, Inc. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify pursuant to Section 103 of the GCL as to the following:

         1.       The   name   of   the   Corporation   is   Brilliant   Digital
Entertainment, Inc. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on July 31, 1996.

         2. The Board of Directors of the Corporation, pursuant to Section 242 of the GCL, adopted the following resolutions:

         RESOLVED, that the first paragraph of ARTICLE IV of the Certificate of Incorporation is amended to read in its entirety as follows:

                   "This Corporation is authorized to issue two classes of shares, designated, respectively, "Preferred Stock" and "Common Stock." Each class of stock shall have a par value of $.001 per share. The number of shares of Preferred Stock authorized to be issued is 1,000,000 and the number of shares of Common Stock authorized to be issued is 350,000,000."

         3. Pursuant to resolution of the Board of Directors of the Corporation, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the GCL at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation as of the 11th day of October, 2004.


                                                /S/ TYLER TARR
                                                -------------------------------
                                                Tyler Tarr, Chief Financial
                                                Officer and Secretary